Exhibit 99.2

CONSENT OF ROTH CAPITAL PARTNERS, LLC

Board of Directors

Texas Mineral Resources Corp.

527 21st Street

Galveston, TX 77550

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated March 3, 2026, to the Board of Directors of Texas Mineral Resources Corp. (“TMRC”) as Annex B to, and reference thereto under the headings “Risk Factors,” “Background of the Mergers,” and “Opinion of TMRC’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed transaction involving TMRC and USA Rare Earth, Inc. (“USAR”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of USAR (the “Registration Statement”), including any amendments thereto. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ ROTH Capital Partners, LLC
ROTH Capital Partners, LLC